Exhibit 3(c)2

                 PETITION FOR FORTY-EIGHTH AMENDMENT TO CHARTER



TO THE SECRETARY OF STATE OF THE STATE OF GEORGIA:

         The petition of Georgia Power Company, a corporation of Fulton County, in said State, respectfully shows:

         I. It is a street and suburban railroad, electric light and power and steam heat corporation, incorporated under the above name on June 26, 1930, and its charter has been amended on the following dates: (1) May 1, 1933, (2) March 31, 1941, (3) November 20, 1947, (4) October 18, 1949, (5) July 25, 1950, (6)
February 6, 1953, (7) April 3, 1953, (8) October 7, 1954, (9) September 6, 1961,
(10) October 27, 1961, (11) November 16, 1962, (12) November 15, 1963, (13)
October 2, 1964, (14) September 10, 1965, (15) July 8, 1966, (16) September 8,
1967, (17) September 6, 1968, (18) September 5, 1969, (19) March 13, 1970, (20)
April 10, 1970, (21) September 9, 1970, (22) February 19, 1971, (23) October 27,
1972, (24) October 24, 1975, (25) October 29, 1975, (26) July 2, 1976, (27)
February 23, 1979, (28) June 26, 1981, (29) September 16, 1982, (30) November
21, 1984, (31) November 26, 1984, (32) November 30, 1984, (33) April 18, 1985,
(34) September 26, 1985, (35) December 6, 1985, (36) July 16, 1986, (37) August
21, 1986, (38) June 2, 1987, (39) July 20, 1987, (40) August 19, 1987, (41)
November 5, 1991, (42) January 28, 1992, (43) June 1, 1992, (44) July 27, 1992,
(45) December 15, 1992, (46) June 28, 1993 and (47) October 25, 1993.

         II. All of the authorized shares of the capital stock of the Company are without nominal or par value, and the authorized and outstanding shares of capital stock of the Company outstanding at December 10, 1997, the date of the Special Meeting of Shareholders hereinafter referred to, are as follows:



                                                                           Authorized           Outstanding
Kind of Stock                                                           Number of Shares      Number of Shares

$5.00 Preferred Stock                                                          80,000                   14,090
$4.92 Preferred Stock                                                         130,000                  100,000
$4.60 Preferred Stock                                                         500,000                  433,774
$4.96 Preferred Stock                                                          80,000                   70,000
$4.60 Preferred Stock (1962 Series)                                            70,000                   70,000
$4.60 Preferred Stock (1963 Series)                                            70,000                   70,000
$4.60 Preferred Stock (1964 Series)                                            50,000                   50,000
$4.72 Preferred Stock                                                          60,000                   60,000
$5.64 Preferred Stock                                                          90,000                   90,000
$6.48 Preferred Stock                                                         120,000                  120,000
$6.60 Preferred Stock                                                         100,000                  100,000
Undesignated Preferred Stock                                                3,650,000                 --------
Adjustable Rate Class A Preferred Stock (First 1993 Series)                 3,000,000                3,000,000
Adjustable Rate Class A Preferred Stock (Second 1993 Series)                4,000,000                4,000,000
Undesignated Class A Preferred Stock                                       43,000,000               ----------
Common Stock                                                               15,000,000                7,761,500


         III. The Company desires an amendment to its charter to eliminate therefrom in their entirety (i) Subparagraph 14.A.3.f.(2) of Paragraph III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph 14.A.3.f.(1) of Paragraph III, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.

         IV. This petition for the proposed amendment has been duly authorized by the action of more than two-thirds in amount of the entire capital stock of the Company outstanding and entitled by the terms of its charter or state law to vote thereon at a Special Meeting of Shareholders of the Company called for that purpose. The affirmative vote of (i) the holders of record of at least 66-2/3% of the shares of common stock of the Company outstanding and entitled to vote and (ii) the holders of at least 66-2/3% of the total number of shares of preferred stock outstanding (each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter) was required to adopt the foregoing amendment. There were 7,761,500 shares of common stock of the Company outstanding and entitled to vote thereon of which all were voted in favor of the foregoing amendment. For the purpose of counting shares of preferred stock pursuant to the Company's charter, each share of Preferred Stock counts as one and each share of Class A Preferred Stock counts as one-quarter. Counting the shares of preferred stock in this manner, 951,156 shares of the Company's 1,177,864 shares of outstanding Preferred Stock and 6,600,763 shares of the Company's 7,000,000 shares of outstanding Class A Preferred Stock (aggregating 88.86%) were voted in favor of the foregoing amendment at the Special Meeting.

         V. Petitioner respectfully presents this, its petition for an amendment to its charter, as heretofore amended, and asks that the same be granted as herein prayed for and that all other rights, powers and privileges contained in its original charter, as heretofore amended, and such as are incident to like corporations under the laws of Georgia, do continue and remain of force and be approved and confirmed.

                                                     GEORGIA POWER COMPANY


                                                     By: _____________________
                                                              President

Attest:

-------------------------
Secretary

Date:  January 26, 1998

                   CERTIFIED ABSTRACT FROM THE MINUTES OF THE
                   BOARD OF DIRECTORS OF GEORGIA POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                      FORTY-EIGHTH AMENDMENT TO ITS CHARTER


         On motion, duly made and seconded, the following resolution was unanimously adopted by the Board of Directors of the Company:

                  RESOLVED: That it is desirable and in the best interests of the Company to seek the approval of the Company's shareholders to amend the Company's charter, as heretofore amended (the "Charter"), in order to eliminate in their entirety (i) Subparagraph 14.A.3.f.(2) of Paragraph III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph 14.A.3.f.(1) of Paragraph III, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels, and this Board of Directors does hereby authorize and approve such amendment;


                  RESOLVED FURTHER: That, if at such meeting the holders of record of two-thirds of the Company's outstanding common stock and the holders of two-thirds of the total number of shares of outstanding preferred stock (each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter) vote affirmatively for the proposal to amend the Charter, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company be and hereby are authorized and directed to make application to the Secretary of State of the State of Georgia that the Charter of Georgia Power Company, as constituted by the Joint or Consolidation Agreement, dated May 12, 1930, and certified by the Honorable George H. Carswell, Secretary of State of Georgia, under date of June 26, 1930, as heretofore amended by certificates of the Honorable Secretary of State dated (1) May 1, 1933,
         (2) March 31, 1941, (3) November 20, 1947, (4) October 18, 1949, (5)
         July 25, 1950, (6) February 6, 1953, (7) April 3, 1953, (8) October 7,
         1954, (9) September 6, 1961, (10) October 27, 1961, (11) November 16,
         1962, (12) November 15, 1963, (13) October 2, 1964, (14) September 10,
         1965, (15) July 8, 1966, (16) September 8, 1967, (17) September 6,
         1968, (18) September 5, 1969, (19) March 13, 1970, (20) April 10, 1970,
         (21) September 9, 1970, (22) February 19, 1971, (23) October 27, 1972,
         (24) October 24, 1975, (25) October 29, 1975, (26) July 2, 1976, (27)
         February 23, 1979, (28) June 26, 1981, (29) September 16, 1982, (30)
         November 21, 1984, (31) November 26, 1984, (32) November 30, 1984, (33)
         April 18, 1985, (34) September 26, 1985, (35) December 6, 1985, (36)
         July 16, 1986, (37) August 21, 1986, (38) June 2, 1987, (39) July 20,
         1987, (40) August 19, 1987, (41) November 5, 1991, (42) January 28,
         1992, (43) June 1, 1992, (44) July 27, 1992, (45) December 15, 1992,
         (46) June 28, 1993 and (47) October 25, 1993, be further amended to eliminate Subparagraphs 14.A.3.f.(2), 14.A.3.f.(1) and 14.A.3.b. (except the first paragraph therein) of Paragraph III (all other terms and provisions of the Charter to remain unchanged); and that the officers of the Company be and they are hereby authorized and empowered to take all such other action as any one of them may deem necessary or desirable to effect said amendment;

                  RESOLVED FURTHER: That the Secretary of the Company shall certify under the seal of the Company a copy of this resolution and attach it to the petition for forty-eighth amendment to the Charter to be filed with the Secretary of State of the State of Georgia.






         I, Judy M. Anderson, Secretary of Georgia Power Company, do hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on November 19, 1997, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 26th day of January, 1998.





                                    Secretary


                                                                       (SEAL)

                   CERTIFIED ABSTRACT FROM THE MINUTES OF THE
            SPECIAL MEETING OF SHAREHOLDERS OF GEORGIA POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                      FORTY-EIGHTH AMENDMENT TO ITS CHARTER


         On motion, duly made and seconded, the following resolution was adopted by at least two-thirds of the voting power of the outstanding shares of the Company's preferred stock:



                  RESOLVED: That there be and hereby is approved and adopted an amendment to the Company's Charter to remove therefrom (i) Subparagraph 14.A.3.f.(2), a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph 14.A.3.f.(1) of Paragraph III, a provision which requires the vote of the holders of at least a majority of the total voting power of the outstanding Company preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.





         I, Judy M. Anderson, Secretary of Georgia Power Company, do hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a special meeting of shareholders of Georgia Power Company, duly held on December 10, 1997, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 26th day of January, 1998.





                                    Secretary


                                                                       (SEAL)

TO ALL TO WHOM THESE PRESENTS MAY COME -- GREETING:


         WHEREAS, GEORGIA POWER COMPANY, a corporation created and existing under the laws of Georgia, has filed in this office in terms of law a petition asking that its charter be amended to eliminate therefrom in their entirety (i) Subparagraph 14.A.3.f.(2) of Paragraph III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph 14.A.3.f.(1) of Paragraph III, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels; and
         WHEREAS, Georgia Power Company has complied with all the requirements of the law in such cases made and provided.
         THEREFORE, the State of Georgia hereby amends the charter of said Georgia Power Company so as to eliminate Subparagraphs 14.A.3.f.(1), 14.A.3.f.(2) and 14.A.3.b. (except the first paragraph therein) of Paragraph III of its charter.

         IN WITNESS WHEREOF, these presents have been signed by the Secretary of State and the great seal has been attached hereto at the State Capitol in Atlanta, Georgia, on this 26th day of January, 1998.


                                                     Secretary of State